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PPEX ATS COMPANY AGREEMENT

This PPEX ATS Company Agreement (including the policies and documents referenced below, collectively, this “Agreement”), effective as of the effective date set forth below (“Effective Date”), is entered into by and between (i) RSE Portfolio, LLC, a Delaware series limited liability company (“RSE Portfolio”), and each individual series registered under RSE Portfolio as may be joined to this Agreement by a separately executed joinder agreement (each, a “Series”, and collectively with RSE Portfolio, “Company”), and (ii) North Capital Private Securities Corporation, a Delaware corporation (“NCPS”, together with Company, the “Parties”, and each, a “Party”).

The following Exhibits and Joinder Agreement form are incorporated by reference into this Agreement and made a part hereof, and by signing this Agreement, Company acknowledges and agrees that this Agreement includes and is subject to the Exhibits:

Exhibit A – Services

Exhibit B – Fees and Expenses

Exhibit C – List of Authorized Contributors

Exhibit D – Terms and Conditions

Exhibit E – PPEX ATS User Manual

Joinder Agreement

In addition to the Exhibits, this Agreement incorporates by reference NCPS’s and its affiliates’ data privacy policies (currently North Capital’s Commitment to Privacy and, as applicable, North Capital’s Supplemental Privacy Notice for California Residents) (as amended from time to time, the “Privacy Policy”) and website terms of use (currently North Capital’s Website Terms of Use, including North Capital’s Supplemental Provisions for PPEX Users) (as amended from time to time, the “Terms of Use”), as posted on NCPS’s website from time to time at www.ppex.com (or such other website designated by NCPS for the PPEX ATS (as defined below), and its activities thereon, the “PPEX Site”). This cover page, the Exhibits, the Terms of Use, the Privacy Policy and any application or registration forms or other documents and authorizations completed by Company in connection with the PPEX ATS collectively constitute this Agreement.

A.NCPS is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the operator of the Public Private Execution Network Alternative Trading System or PPEX ATS, an electronic alternative trading system registered with the SEC and FINRA on Form ATS currently operated through the PPEX Site (“PPEX ATS”).

B.The PPEX ATS provides a platform for its Members (as defined in the PPEX ATS User Manual, attached as Exhibit E or as otherwise posted on the PPEX Site (as amended from time to time, the “User Manual”)) to facilitate resale transactions of unlisted securities by qualified participants outlined in the User Manual (including a ROFR Transaction, each, a “Trade”). For purposes of this Agreement, a “ROFR Transaction” means any transaction by or on behalf of an issuer of securities or a third party, or their assignees or delegees, pursuant to a right of first refusal, preemptive right or similar mechanism, or request to alter the transaction in lieu thereof, including a seller entering into a Trade with a different buyer preferred by the issuer or a third party or a redemption by or on behalf of the issuer or a third party, whether by law, contract, bylaw, charter or otherwise.

C.Each Series has offered and sold its securities as qualified by the SEC under Tier 2 of Regulation A of the Securities Act of 1933, as amended (“Regulation A”), and is seeking to pre-qualify with NCPS to provide and maintain information accessible by Members and their clients and their employees and agents about Company’s business, operations, finances and certain securities to facilitate Trades and activities on the PPEX ATS.

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THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN SECTION 16 OF THE TERMS AND CONDITIONS.

In witness whereof, the Parties have duly executed this Agreement effective as of the Effective Date.

Effective Date: May 3, 2022

Company:NCPS:

Entity Name: RSE Portfolio, LLC   North Capital Private Securities Corporation
Jurisdiction: Delaware Jurisdiction: Delaware

By: RSE Portfolio Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

 /s/ George Leimer      By: /s/ James Dowd

     (Signature)       (Signature)

Name: George Leimer Name: James P. Dowd

Title: Chief Executive Officer Title: President and Chief Executive Officer

Date: Date:

Email: george@rally.com Email: jdowd@northcapital.com

  sjudd@northcapital.com

Address:250 Lafayette Street, Second Floor Address: 623 E. Fort Union Boulevard, Suite 101 New York, New York 10012   Midvale, Utah 84047

Company payment information:

Credit Card

Name on Card:

Credit Card Number:

Expiration Date (MM/YY):

Billing Address:

ACH/Wire Information

Bank Name:

Account Holder Name:

Routing Number:

Account Number:

Account Type (Checking/Savings):

Billing Contact Person

Name:

Email:

Telephone Number:

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Exhibit A – Services

Based on information provided by Company from time to time to, and maintained as current with, NCPS pursuant to Section 6 and the other relevant provisions of the Terms and Conditions set forth in Exhibit D (“Terms and Conditions”), NCPS to:

1.review information concerning Company’s and its affiliates’ business, operations, finances and capitalization;

2.review Company’s governing documents;

3.review offering materials, subscription documents and Company filings with the SEC in connection with Company’s primary issuances of relevant securities;

4.review of agreements, plans, bylaws, charters and other documents affecting transfer restrictions on relevant securities (“Transfer Restrictions”); and

5.if NCPS pre-qualifies Company and one or more Series’ securities (“Company Securities”), liaise with Company to facilitate Content (as defined in the Terms and Conditions) posting and access via the Technology.

NCPS may at any time and from time to time in its sole discretion, without prior notice to Company, modify or amend the format, content and other particulars of the Services.

Notwithstanding the Services, Company shall be responsible and liable for the accuracy and completeness of all such information and compliance with applicable local, state, national and international laws, rules, regulations and orders of any governmental, judicial, regulatory or enforcement authority or self-regulatory organization (“Law”), including, without limitation, any reliance upon issuance or transfer of securities pursuant to an exemption from or in compliance with federal or state registration requirements.

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Exhibit B – Fees and Expenses

Company shall pay or cause to be paid to NCPS:

1.an initial subscription fee of $12,000 for the first two years to be paid within three business days of the Effective Date; thereafter, a subscription fee of $10,000 per year for an annual subscription or $6,000 per six months for a six month subscription to be paid within three business days of the second anniversary of the Effective Date and annually or every six months thereafter, as applicable, such amounts to be paid via the credit card or other payment method indicated on the signature page to this Agreement (or as otherwise agreed by the Parties); and

2.out-of-pocket expenses incurred by NCPS in connection with due diligence, including, without limitation, bad actor and background checks and reasonable counsel fees incurred by NCPS in connection with due diligence.

NCPS may invoice Company from time to time as provided in Section 4.2 of the Terms and Conditions. ALL FEES AND EXPENSES PAID TO NCPS ARE NON-REFUNDABLE.

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Exhibit C – List of Authorized Contributors

The following is a list of Authorized Contributors:

Name	Email Address	Company Authorization Date
[***]	[***]	[***]

Company to maintain as current this List of Authorized Contributors pursuant to Section 3 and other relevant provisions of the Terms and Conditions.

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Exhibit D – Terms and Conditions

By executing this Agreement, Company acknowledges and agrees to these Terms and Conditions, which are incorporated by reference:

1.

1.Services. Company retains NCPS to perform the services as set forth on Exhibit A and such other services as the Parties may mutually agree in writing from time to time (the “Services”). Notwithstanding, NCPS may at any time and from time to time in its sole discretion, with 30 days prior notice to Company (except to the extent necessary or advisable to comply with Law), modify or amend the format, content and other particulars of the Services, including terminating one or more of them, whether or not such modification or amendment adversely affects Company. Company agrees that NCPS shall have no responsibility or liability whatsoever for any such adverse effects and Company’s sole recourse is to terminate this Agreement by giving NCPS at least 30 days’ prior written notice pursuant to Section 5.

2.Non-Exclusive License. NCPS grants Company a revocable, non-exclusive, non-transferable and non-sublicensable license during the Term to view-only access the PPEX ATS through the PPEX Site and its related software and other applications and technology for the sole purpose of viewing information about Company and Company Securities and Trades of Company Securities. This license is in addition to the license Company has and is required to maintain during the Term (as defined below) with NCPS’s affiliate, North Capital Investment Technology, Inc., for TransactAPI pursuant to a separate Software and Services License Agreement (“SSLA”). The technology covered by the licenses outlined in this Section 2 is collectively referred to herein as the “Technology”.

3.Access. Company shall submit to NCPS in writing the names and other information requested by NCPS of the individuals who Company desires to have view-only access of the PPEX ATS through the PPEX Site by Company, as set forth on Exhibit C, as updated from time to time by Company providing NCPS with prior written notice (collectively, “Authorized Contributors”). Such Authorized Contributors may be Company’s employees, representatives, service providers and agents (including third-party agents); provided that Company is solely responsible and liable for all acts or omissions of Authorized Contributors and any person conducting activity on the PPEX ATS on their behalf or through their access. Neither Company nor such Authorized Contributors shall be “Members” as defined in the User Manual and they will not be able or have any right to transact Trades on the PPEX ATS.

4.Fees.

4.1.Company shall pay or cause to be paid to NCPS the fees and expenses as outlined in Exhibit B, which may be updated from time to time by mutual written agreement of the Parties. NCPS fees and expenses will be paid as set forth on Exhibit B, unless otherwise agreed by the Parties. Upon Company’s request, NCPS will provide Company with copies of all relevant invoices, receipts or other evidence of such expenses. ALL FEES AND EXPENSES PAID TO NCPS ARE NON-REFUNDABLE.

4.2.To the extent not otherwise paid to NCPS pursuant to Exhibit B or Section 4.1, NCPS may invoice Company for all fees and expenses on a monthly basis by the 5th of the month, and if so invoiced, will be charged automatically by NCPS on the 15th of each month to the credit card or other payment method indicated on the signature page to this Agreement or as otherwise agreed by the Parties. Company consents to NCPS retaining and using Company’s payment information for future invoices and as provided in this Agreement. Company agrees and acknowledges that NCPS and its third party vendors may retain and use Company’s payment information to facilitate the payments provided for in this Agreement. Company agrees to provide NCPS written notice (which may be via email) of any update or changes to Company’s payment information. Absent current payment information, Company shall make, or cause to be made, all payments to NCPS within 10 days of receiving an invoice therefor. All payments made to NCPS shall be in U.S. dollars in immediately available funds.

4.3.If Company fails to make any payment when due then, in addition to all other remedies that may be available: (a) NCPS may charge interest on the past due amount at the rate of 1.5% per month, calculated daily and compounded monthly, or if lower, the highest rate permitted under Law; such interest may accrue after as well as before any judgment relating to collection of the amount due; (b) Company shall reimburse or cause to be reimbursed NCPS for all costs incurred by NCPS in collecting any late payments or interest, including attorneys’ fees, court costs and collection agency fees; and (c) NCPS may suspend its performance under this Agreement until all past due amounts and interest thereon have been paid, without incurring any obligation or liability to Company or any other person or entity by reason of such suspension; provided that cumulative late payments are subject to the overall limits as may be required by Law.

4.4.All amounts payable to NCPS in connection with this Agreement shall be exclusive of any valued added or similar tax (“VAT”), if applicable, and paid by or on behalf of Company to NCPS in full without any setoff, recoupment, counterclaim, deduction, debit or withholding for any reason (other than any deduction or withholding of tax as may be required by Law). If any VAT is chargeable in respect of any payments to NCPS, Company shall be responsible for the payment (or reimbursement) of any VAT imposed on account of any payments to NCPS by or on behalf of Company.

5.Term and Termination.

5.1.The term of this Agreement commences as of the Effective Date and continues until terminated as provided herein (the “Term”). Either Party may terminate this Agreement for any or no reason upon at least 30 days’ prior written notice to the other Party. NCPS may deny, suspend, limit or terminate access of any Authorized Contributor to the PPEX Site or the PPEX ATS at any time from time to time for any or no reason without notice or liability. NCPS may terminate this Agreement effectively immediately: (a) upon a breach of this Agreement by the Company if NCPS determines in its reasonable discretion that such breach cannot be cured within 30 days, or if it can be cured within 30 days and not cured, effective upon expiration of such 30 days; (b) upon the occurrence of any event that could prevent NCPS from operating the PPEX ATS, including, without limitation, any loss or potential loss of regulatory authorization or license, or any change in Law; or (c) if NCPS determines, in its sole discretion, that the security or normal operation of any part of the systems or services of the PPEX ATS (or services, equipment, facilities used to support such systems or services) has been compromised and cannot be promptly cured. The Company may terminate this Agreement effectively immediately upon a breach of this Agreement by NCPS if the Company determines in its reasonable discretion that such breach cannot be cured within 30 days, or if it can be cured within 30 days and not cured, effective upon expiration of such 30 days.

5.2.The termination of this Agreement or an Authorized Contributor’s access to the PPEX Site or the PPEX ATS shall not relieve any Party’s or such Authorized Contributors of their obligations arising from or relating to their activities in connection with this Agreement prior to such termination, in connection with any ongoing Trades of Company Securities or to pay any fees, costs or expenses.

5.3.Upon termination of this Agreement: (a) the license granted in Section 2 will also terminate; (b) all amounts that would have become payable to NCPS had the Agreement remained in effect until expiration of the Term shall become immediately due and payable upon termination, and Company shall pay or cause to be paid such amounts, together with all previously accrued but not yet paid amounts, within 30 days of receipt of NCPS’s invoice therefor; (c) NCPS shall have the right to impose reasonable limitations upon Company’s and its Authorized Contributors’ activities during the period between the giving of notice of termination and termination; and (d) each Party shall remain liable and responsible with respect to representations, warranties or covenants (including, without limitation, any amounts payable) occurring prior to the date of such termination, whether or not claims relating to such transaction shall have been made before or after such termination.

6.Information.

6.1.Company may post news releases, financial reports and other disclosures generated by and about Company via the Technology for use in connection with the activities contemplated by the PPEX ATS. In addition, Company shall fully cooperate and deliver to NCPS information, due diligence and compliance items as requested by NCPS. Company is solely responsible to review all such Content and to make sure all Content is and is maintained as true, accurate, complete and correct at all times. “Content” means all information, data, text, software, music, sound, photographs, graphics, video, messages, logos, trademarks, services marks and other works and materials, whether publicly posted or privately delivered, transmitted, uploaded, posted, emailed or otherwise, in each case to the extent submitted to NCPS by or on behalf of Company in connection with the Services or the activities contemplated by the PPEX ATS. Company authorizes NCPS and its affiliates, service providers,

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Members and other users of the PPEX ATS to use, disclose and retain Content in connection with this Agreement and the activities on the PPEX ATS, the provision of the services hereunder and as required by Law.

6.2.Company shall have complete responsibility and liability, and NCPS shall have no responsibility or liability whatsoever, for any and all Content. Company shall not submit any Content (a) known by Company to (i) infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party, (ii) breach any duty toward or rights of any person, including, without limitation, rights of publicity or privacy, or otherwise result in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person, or (iii) contain any viruses, scripts, macros, programs or links to scripts, macros or programs, or (b) which is known or should have been known by Company to (i) violate any Law, (ii) be defamatory, libelous, slanderous or threatening, (iii) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (iv) otherwise contrary to the Terms of Use (collectively, the restrictions described in (a) and (b), the “Content Restrictions”). Each party agrees to notify the other promptly of any defacement, alteration or other condition that causes Content to violate this Agreement or the User Manual. In all such cases. The parties will cooperate in investigating the incident and instituting appropriate procedures to prevent a recurrence of any such condition. NCPS has no duty to review, and will not edit the substance of, any Content, but may reformat submitted material to improve its conformity to NCPS’s systems requirements and for any other reasonable purpose. NCPS may, at any time and from time to time, in its sole, absolute and unfettered discretion, decline to post, or remove, Content that in its reasonable good faith belief violates any of the Content Restrictions.

6.3.To the extent not based on or in reliance of Content and subject to the limitations of liability as set forth in this Agreement, NCPS shall have complete responsibility, and Company shall have no responsibility or liability whatsoever, for any and all information, data, text, software, music, sound, photographs, graphics, video, messages, logos, trademarks, services marks and other works and materials, whether publicly posted or privately delivered, transmitted, uploaded, posted, emailed or otherwise, in each case to the extent submitted to Company by or on behalf of NCPS in connection with the Services or the activities contemplated by the PPEX ATS (“Deliverable”). NCPS shall not submit any Deliverable (a) known by NCPS to (i) infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party, (ii) breach any duty toward or rights of any person, including, without limitation, rights of publicity or privacy, or otherwise result in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person, or (iii) contain any viruses, scripts, macros, programs or links to scripts, macros or programs, or (b) which is known or should have been known by NCPS to (i) violate any Law, (ii) be defamatory, libelous, slanderous or threatening, (iii) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (iv) otherwise contrary to the Terms of Use.

6.4.Company may supplement or issue corrections to news releases, financial reports and other disclosures; provided, however, Company may not delete any previously posted news release, financial report or other disclosure. NCPS will delete any Content promptly upon receiving written notice from Company that: (a) Content is erroneous or was mistakenly posted; or (b) Company or an affiliate is legally required to request its deletion.

6.5.Company shall not engage in the operation of any illegal business or use or permit anyone else to use the Services or information or any part thereof for any illegal purpose. Company may not present the Services or the information in any unfair, misleading or deceptive format.

6.6.To the extent Company will be sharing personal or financial information of a third party with NCPS in connection with this Agreement, Company shall maintain and obtain the agreement of each such third party, which shall permit Company to share such third party’s information with NCPS and its affiliates, service providers, Members and other users of the PPEX ATS for NCPS and its affiliates, service providers, Members and other users of the PPEX ATS to use, disclose and retain it in connection with this Agreement, the activities on the PPEX ATS, the provision of the services hereunder and as required by Law. NCPS shall be a third party beneficiary to such agreement.

7.Intellectual Property.

7.1.Company grants NCPS a royalty-free, revocable, non-exclusive, non-transferable and non-sublicensable license to use Company’s corporate logos, website address, trade names and trade or service marks for the use of publicizing the PPEX ATS and its companies and operations, as well as to convey quotation information, transactional reporting information and other information regarding Company in connection with the Services.

7.2.NCPS grants Company a revocable, non-exclusive, non-transferable and non-sublicensable license to receive, reproduce and use the information and data contained on the PPEX ATS (“Information”) provided to Company for Company’s private use at Company’s and its affiliates’ locations by each Authorized Contributor and for no other purpose. Company and its affiliates may not sell, lease, furnish or otherwise permit or provide access to such information to any other person, except that Company and its affiliates may furnish it for internal purposes, to its and its affiliates’ directors, officers, employees and advisers. Company and its affiliates shall take reasonable security precautions to prevent persons who are not Authorized Contributors or otherwise permitted to receive such information from gaining access to such information.

7.3.Except for the limited licenses granted to Company by this Agreement, the Services and the Information and any proprietary rights therein are the property of NCPS and its licensors. NCPS retains the patents, trademarks, corporate logos, service marks, trade and service names, copyrights, topography rights, database rights and design rights whether or not any of them are registered and including applications for any of them, trade secrets and rights of confidence; all rights or forms of protection of a similar nature or having similar or equivalent effect to any of them that may subsist anywhere in the world from time to time contained in the Services or the Information. The Services and all Information, including, without limitation, any and all intellectual property rights inherent therein or appurtenant thereto, shall, as between the parties, be and remain the sole and exclusive property of NCPS. Company further acknowledges and agrees that NCPS’s third-party information providers have exclusive proprietary rights in their respective information. Company shall not, by act or omission, diminish or impair in any manner the acquisition, maintenance, and full enjoyment by NCPS, its licensees, transferees and assignees, of the proprietary rights of NCPS, or any of its third party information providers, in the Services and the Information. Except as permitted herein or otherwise with the express written permission of NCPS, Company will not copy, modify, adapt, translate, distribute, reverse engineer, decompile or disassemble any aspect of the Services or the Information.

7.4.Except for the limited licenses granted to NCPS by this Agreement, the Content and any proprietary rights therein are the property of Company and its licensors. Company acknowledges and agrees that NCPS has the non-exclusive license, for the full term of copyright, by itself or through third parties, to republish and reuse any Content submitted hereunder in any form in which the Content may be published or used (in any media now in existence or hereafter developed) in whole or in part. Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2, Company grants NCPS the right to sell, license, distribute, copy, transmit, publicly display, publish, adapt, or create derivative works of the Content; provided that NCPS does not alter or present the Content in any way that renders the Content unfair, misleading or deceptive. Company also grants NCPS the right to authorize the downloading and printing of such Content, or any portion thereof, by users for their personal use. Company agrees that information about Company and each Authorized Contributor, and Content, may be accessed and disclosed by NCPS to governmental, judicial or regulatory authorities or self-regulatory organizations to comply with Law and requests for information, to operate NCPS’s systems properly, or to protect NCPS or investors.

7.5.Company acknowledges and agrees that NCPS has proprietary rights in certain names, including, but not limited to, “North Capital Private Securities Corporation” and “PPEX ATS”. Company shall not use these names in any way that would infringe upon such names and shall not use these names in any advertising except upon NCPS’s prior written consent. Company acknowledges and agrees that NCPS has proprietary rights in certain corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and except upon NCPS’s prior written consent, Company shall not use these corporate logos, trademarks, service marks,

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copyrights or patents, registered or unregistered, in any way that would infringe upon such logos, marks, copyrights or patents.

7.6.NCPS acknowledges and agrees that Company has proprietary rights in Company’s name and except to the extent permitted by this Agreement or upon Company’s prior written consent, NCPS shall not use it in any way that would infringe upon it. NCPS acknowledges and agrees that Company has proprietary rights in certain other corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and NCPS shall not use these corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and except as permitted by this Agreement or upon Company’s prior written consent, NCPS shall not use these corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, in any way that would infringe upon such logos, marks, copyrights or patents. Notwithstanding, NCPS may include the name or logo of Company in connection with any distribution of Content.

7.7.NCPS will respond to claims of intellectual property infringement, investigate notices of alleged infringements and take appropriate actions under applicable intellectual property laws in response to such infringements. Any Content or any link to any Content that is claimed to be infringing will be removed.

8.Company’s Representations, Warranties and Covenants. Company represents, warrants and covenants to NCPS as of the Effective Date and at all times during the Term, as follows:

8.1.Company is duly organized, validly existing and in good standing under the Laws of each jurisdiction in which Company is organized or conducts business (as required by Law).

8.2.Company has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by Company and constitutes the legal, valid, binding and enforceable obligation of Company, enforceable against Company in accordance with its terms.

8.3.Company shall, and shall cause each Authorized Contributor to, be bound by and comply with this Agreement, as applicable to them. Company shall be liable for any breach of this Agreement, fraud, gross negligence, bad faith or willful misconduct as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16, and any misuse or unauthorized use of the PPEX ATS or the PPEX Site, by it or any Authorized Contributor.

8.4.Each Trade shall be conducted in compliance with all Law. If the Company Securities are restricted or control securities, such Trade shall be conducted in reliance upon, in compliance with and pursuant to one or more applicable federal resale exemptions or safe harbors from registration, such as Section 4(a)(1) or Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 144 or Rule 144A under the Securities Act, or the “Section 4(a)(1½) exemption”, as developed through case law and interpretation (each, a “Resale Exemption”). If not “covered securities” preempted by federal law, such Trade shall be conducted in reliance upon, in compliance with and pursuant to one or more applicable state “blue sky” resale exemptions or safe harbors from state registration. Such Trade shall be conducted in compliance with (or waiver of) all Transfer Restrictions. As required by Law or any Resale Exemption relied upon by the parties to a Trade, including, without limitation, taking into account whether seller is an “affiliate” as defined in Rule 405 of the Securities Act and if the Company Securities were issued pursuant to a qualified Regulation A offering (and the tier thereof), as applicable: (a) Company shall use commercially reasonable efforts to make available to buyer and seller all information about Company and the Company Securities required to be disclosed to Buyer and Seller pursuant to the applicable Resale Exemption, subject to any prohibition on such disclosure due to confidentiality obligations or Applicable Law; (b) Company shall timely fulfill all ongoing SEC reporting and disclosure obligations applicable to Company or otherwise maintain adequate current public information, as well as complete any post-Trade filings; (c) any applicable seller holding period shall have been satisfied; (d) any applicable volume limitations shall be adhered to; (e) any applicable manner of sale and restrictions on solicitation shall be adhered to; (f) buyer shall provide representations and warranties in support of the applicable Resale Exemption such as regarding suitability, investment intent and understanding of receipt of restricted securities; and (g) buyer shall be a “qualified institutional buyer” under Rule 144A of the Securities Act, a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, or an “accredited investor” under Rule 501 of Regulation D of the Securities Act as applicable. Company shall provide any information to NCPS in support of such compliance with Law and any Resale Exemption relied upon by the parties to a Trade.

8.5.NCPS has no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of any counterparty to a Trade or to advise or opine on any related solvency issues.

8.6.Company shall conduct its business as it relates to this Agreement, any Trade, the activities on the PPEX ATS or the access to or use of the PPEX Site in compliance with this Agreement and all Law and has obtained and maintains all licenses, registrations, approvals and consents as are necessary or advisable to conduct such business.

8.7.None of Company or its affiliates or their officers, directors, general partners or managing members or Authorized Contributors, their predecessors or affiliates (each, a “Covered Person”, and together, “Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) or Rule 262 under the Securities Act or a “statutory disqualification” described in Section 3(a)(39) of the Securities Act (a “Disqualification Event”). Company shall promptly notify NCPS in writing if at any time it becomes aware of: (a) any Disqualification Event relating to any such Covered Person; or (b) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any such Covered Person.

8.8.All information provided to NCPS, including, without limitation, Content, shall be true, correct and complete, and shall not contain any untrue statement of a fact or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. NCPS shall be entitled to rely upon and assume the accuracy and completeness of all such information without independent investigation, and NCPS shall not be responsible for verifying the adequacy, accuracy or completeness thereof for any purpose.

8.9.(a) NCPS is not providing any recommendation or advice in connection with NCPS’s engagement hereunder or its provision of services (including, without limitation, any business, investment, solicitation, legal, accounting, regulatory, tax or other advice); (b) Company is solely responsible for ensuring that its activities comply with all Law and any Trade complies with a Resale Exemption and all other Law; (c) Company shall rely on its own judgment in engaging NCPS under this Agreement; and (d) NCPS is: (i) not making any representations with respect to the quality of any investment opportunity, the Trade or any person or entity; (ii) does not guarantee the closing or performance of any Trade; and (iii) is not an investment adviser, does not provide investment advice and does not recommend securities transactions.

8.10.There are no Actions against or involving Company or any Covered Person that: (a) allege any violation by them of any criminal, securities or commodities Law of any jurisdiction, regulatory or self-regulatory organization or exchange; or (b) if decided, would have a material adverse effect on the ability of Company to fulfill its obligations in connection with this Agreement.

8.11.Company and Authorized Contributors shall: (a) observe high standards of fair dealing and just and equitable principles of trade; (b) not manipulate or attempt to manipulate the market; (c) not knowingly participate in a Trade other than in good faith for the purpose of executing bona fide transactions to convey accurate and complete information regarding such Trade; (d) not make any fraudulent or misleading communications, or knowing misstatement of a material fact or engage in any fraudulent act or any scheme to defraud, deceive, trick or mislead; (e) cooperate promptly and fully with NCPS in any investigation or inquiry with respect to a Company’s use of the PPEX ATS and any transaction effected through the PPEX ATS; and (f) provide to NCPS such information as NCPS may reasonably request in order for NCPS to: (i) conduct a reasonable inquiry under Section 4(a)(3) of the Securities Act, Section 4(a)(4) of the Securities Act and any other applicable Resale Exemptions; (ii) conduct the due diligence and review; and (iii) comply with any other applicable regulatory or compliance obligations.

8.12.Unless agreed by NCPS in a separate written agreement, NCPS is not responsible for clearing, settlement or custody of assets transacted on the PPEX ATS, which shall be handled independently between the buyer and seller in a Trade and conducted without NCPS’s involvement or assistance. Company shall promptly facilitate the settlement of any Trade and update its capitalization records accordingly.

8.13.Company shall promptly inform NCPS of any ROFR Transaction and any underlying right with respect thereto. Company shall not receive any fees or commissions in connection with any Trade (other than

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reasonable transfer fees intended to cover costs and expenses of documenting a Trade).

8.14.Company’s representations, warranties and covenants are continuing and deemed to be reaffirmed each time Company provides NCPS with any instructions. Company shall promptly notify NCPS if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue effecting transactions pursuant to this Agreement.

9.NCPS’s Representations, Warranties and Covenants. NCPS represents, warrants and covenants to the Company as of the Effective Date and at all times during the Term, as follows:

9.1.NCPS is duly organized, validly existing and in good standing under the Laws of each jurisdiction in which NCPS is organized or conducts business (as required by Law).

9.2.NCPS has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by NCPS and constitutes the legal, valid, binding and enforceable obligation of NCPS, enforceable against Company in accordance with its terms.

9.3.NCPS shall be bound by and comply with this Agreement. NCPS shall be liable for any breach of this Agreement that results from its fraud, gross negligence, bad faith or willful misconduct as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16.

9.4.Company has no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of any counterparty to a Trade or to advise or opine on any related solvency issues.

9.5.NCPS shall conduct its business as it relates to Company and this Agreement in compliance with this Agreement and all Law and has obtained and maintains all licenses, registrations, approvals and consents as are necessary or advisable to conduct NCPS’s business as it relates to this Agreement and the PPEX ATS.

9.6.There are no Actions against or involving NCPS that: (a) allege any violation by them of any criminal, securities or commodities Law of any jurisdiction, regulatory or self-regulatory organization or exchange; or (b) if decided, would have a material adverse effect on the ability of NCPS to fulfill its obligations in connection with this Agreement.

10.Assignment. Except to Authorized Contributors as permitted by this Agreement or to its affiliates upon giving NCPS at least 30 days’ prior written notice, Company shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, in connection with this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without NCPS’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported assignment, delegation or transfer in violation of this Section 10 is void. Subject to this Section 10, this Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns irrespective of any change with regard to the name of or the personnel of any Party.

11.Entirety. This Agreement (which includes the NDA, all Exhibits, the Privacy Policy and the Terms of Use, including the Supplement, and any listing application or registration forms or other documents and authorizations completed by Company in connection with the PPEX ATS) collectively constitutes the sole and entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the Parties relating to such subject matter.

12.Survival. Notwithstanding the expiration or termination of this Agreement, the Parties shall continue to be bound by the provisions of this Agreement that reasonably require some action or forbearance (or are required to implement such action or forbearance) after such expiration or termination, including, but not limited to, those related to fees and expenses, indemnities, confidentiality obligations, exclusions to and limitations of NCPS’s liability and warranties and such provisions shall survive. Except as the context otherwise requires, all representations, warranties and covenants of Company contained in this Agreement shall be deemed to be representations, warranties and covenants during the Term, and such representations, warranties and covenants and the indemnification provisions shall remain operative and in full force and effect and shall survive the expiration or termination of this Agreement to the extent required for the enforcement thereof.

13.Confidential Information.

13.1.While performing under this Agreement, each Party will be exposed to information about each other Party (“Disclosing Party”) or its affiliates or their business, which information is not known publicly (“Confidential Information”, as defined more specifically below). The Party being exposed to the information (including those to whom such Party discloses such information on a need-to-know basis in connection with a Party’s rights or obligations hereunder, “Recipient”) shall not disclose or use Confidential Information for any reason other than to further the specific activities permitted by this Agreement, in connection with the activities on the PPEX ATS, NCPS’s provision of the Services or as required by Law.

13.2.As used herein, “Confidential Information” refers to matters relating to the Disclosing Party’s or its affiliates’ operations, performance, internal procedures, operations and finances, including, but not limited, to current, future and proposed products and product prototypes and samples, methodologies, technology, manufacturing techniques, trade secrets, financial and customer information, information from, by or about entities seeking to become, or have become, issuers, accredited investor information and documentation, procurement requirements, sales, merchandising and marketing plans, whether tangible or intangible, printed or electronic, disclosed directly or indirectly through one or more intermediaries, in writing, orally or by inspection of tangible objects, and all notes and derivative works based on or reflecting any such information or materials. “Confidential Information” also includes confidential or proprietary information of third parties that the Disclosing Party may disclose to the other Party.

13.3.“Confidential Information” shall not include any information that: (a) is at the time of disclosure, or subsequently becomes, publicly known otherwise than by an act or omission of the Recipient in breach of this Agreement or of any other party in breach of any other obligation of confidentiality owing to Disclosing Party; (b) is already in the Recipient’s possession without any obligation of confidentiality at the time of disclosure, as shown by the Recipient’s written records in existence before the date of disclosure; (c) is independently developed by the Recipient without use of or reference to the Disclosing Party’s Confidential Information, as shown by the Recipient’s written records in existence before the date of disclosure; or (d) the Recipient is required by Law to disclose, so long as the Recipient gives the Disclosing Party prior written notice and helps the Disclosing Party obtain a court order protecting the information from disclosure.

13.4.Recipient shall be responsible to Disclosing Party for any acts or omissions of those to whom it discloses Confidential Information that would have breached this Agreement as if such act or omission had been by Recipient. Nothing in this Section 13 shall prevent either Party from using, retaining and disclosing, and it shall not be required to give notice or assist in obtaining a court order with respect to any Confidential Information it deems necessary to retain or disclose to any governmental, judicial or regulatory authority or self-regulatory organization or in connection with legal, financial or regulatory filings, audits or examinations or pursuant to any other legal process.

13.5.If the Parties previously entered into a non-disclosure agreement, which remains in effect as of the Effective Date (“NDA”), then in the event of a conflict between such NDA and this Agreement, the terms of this Agreement will prevail. Nothing in this Section 13 shall limit NCPS’s ability to use, disclose and retain Content as provided in Section 6.

13.6.No Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement or otherwise use each other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, affiliation or sponsorship, in each case, without the prior written consent of Company and NCPS, which consent shall not be unreasonably withheld, conditioned or delayed.

13.7.Company and NCPS agree to promptly notify the other concerning any material communications from or with any governmental, regulatory, judicial or law enforcement authority or self-regulatory organization with respect to this Agreement or the performance of its obligations hereunder, unless such notification is prohibited by the applicable governmental, regulatory, judicial or law enforcement authority or self-regulatory organization.

14.Indemnification.

14.1.Company shall and shall cause its affiliates, jointly and severally, at their own cost and expense, to defend, indemnify and hold harmless

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NCPS, its affiliates and their licensors and service providers, and its and their respective officers, directors, employees, advisors, agents, representatives, contractors, consultants, licensors, suppliers, successors and assigns (collectively, “NCPS Parties”), from and against (and the NCPS Parties shall not be liable for) any and all losses, damages, liabilities, deficiencies, claims, causes, actions, judgments, settlements, interest, awards, penalties, fines, indemnities, costs or expenses of whatever kind, including, without limitation, reasonable attorneys’ fees, the costs of enforcing any right hereunder, the costs of pursuing any insurance providers, the costs of collection and the costs of defending against or appearing as a witness (“Losses”) in connection with all actions (including issuer and equity owner actions), disputes, claims, counterclaims, inquiries, indemnification, proceedings, investigations and legal process regardless of the source (collectively, “Actions”) arising out of or relating to this Agreement, Company’s primary issuance of Company Securities or Company’s or its Authorized Contributors’ activities relating to the PPEX ATS or Trades prior to the Effective Date, and NCPS Parties shall not be liable therefor; provided that Company’s obligations do not apply to Losses resulting from NCPS’s fraud, gross negligence, bad faith or willful misconduct as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16.

14.2.NCPS shall and shall cause its affiliates, jointly and severally, at their own cost and expense, to defend, indemnify and hold harmless Company, its affiliates and their licensors and service providers, and its and their respective officers, directors, employees, advisors, agents, representatives, contractors, consultants, licensors, suppliers, successors and assigns (collectively, “Company Parties”), from and against (and the Company Parties shall not be liable for) any and all Losses resulting from NCPS’s fraud, gross negligence, bad faith or willful misconduct as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16.

15.Amendment; Waiver. Except as otherwise provided in this Agreement, including the addition of a Series as provided above by joinder, no amendment to or modification of this Agreement by a Party will be effective unless it is in writing and signed by a duly authorized representative of the other Party. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.Choice of Law, Jurisdiction and Dispute Resolution.

16.1.The provisions of governing law and jurisdiction in the Terms of Use are superseded by this Section 16. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its choice of law, conflict of laws or “borrowing”, statutes, rules, principles and precedent; provided that the governing law for causes of action for violations of U.S. federal or state securities Law shall be governed by applicable U.S. federal or state securities Law. Both Parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in New York, New York.

16.2.Notwithstanding Section 16.1, the Parties agree that in the event an Action arises between NCPS and Company in connection with or as a result of the execution of this Agreement or the transactions contemplated hereby, such Actions shall be resolved through confidential arbitration by a panel of three independent arbitrators (each party to choose one arbitrator and the two so chosen to choose the third arbitrator), and the Parties agree to submit such Actions for resolution in accordance with the commercial arbitration rules of the American Arbitration Association (unless otherwise required by FINRA rules to be conducted by FINRA and FINRA does not decline jurisdiction) in New York, New York within five days after receiving a written request from the other Party to do so. The Parties acknowledge and agree that the result of the arbitration proceeding shall be final and binding, and by agreeing to arbitration, each Party hereby waives its right to seek remedies in court.

16.3.Notwithstanding the above agreement to arbitrate, each Party acknowledges and agrees that a breach or threatened breach by a Party of any of its obligations in connection with this Agreement may cause the other Party irreparable harm for which monetary damages may not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other Party will be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies and any other remedies set forth in this Agreement are not exclusive and are cumulative in addition to all other remedies that may be available at law, in equity or otherwise. In addition, the Parties may litigate in court to compel arbitration, stay a proceeding pending arbitration, or to confirm, modify, vacate, enforce or enter judgment on the award entered in any arbitration proceeding under this Section 16.

16.4.TO THE FULLEST EXTENT PERMITTED BY LAW, THE COLLECTIVE AGGREGATE LIABILITY OF THE NCPS PARTIES UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PPEX ATS ACTIVITIES OR ITS OTHER SUBJECT MATTER, TO COMPANY, ANY OTHER PARTY OR THIRD PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, WHETHER ARISING OUT OF TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT, STRICT LIABILITY, INDEMNIFICATION, BREACH OF STATUTORY DUTY, BREACH OF WARRANTY, RESTITUTION OR OTHERWISE, WHETHER BROUGHT DIRECTLY OR AS A THIRD PARTY CLAIM, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY COMPANY TO AND RECEIVED BY NCPS DURING THE 12 MONTHS PRECEDING THE DATE OF THE EVENT GIVING RISE TO THE ACCRUAL OF THE ACTION. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CAUSE OF ACTION COMPANY MAY HAVE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PPEX ATS ACTIVITIES OR ITS OTHER SUBJECT MATTER MUST BE COMMENCED WITHIN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES; OTHERWISE, SUCH CAUSE OF ACTION IS PERMANENTLY BARRED. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. None of the NCPS Parties shall be liable to Company or to anyone else for any special, exemplary, indirect, incidental, consequential or punitive damages of any kind or for any costs of procurement of substitution of services or any lost profits, lost business, trading losses, loss of use of data or interruption of business or services arising out of this Agreement, including, without limitation, any breach of this Agreement or any services performed, regardless of the basis for liability.

16.5.Subject to Section 16.4, in any Action by which one Party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing Party will pay the prevailing Party’s costs and expenses, including, but not limited to, reasonable attorneys’ fees.

16.6.At each Party or its affiliate’s determination, a breach under this Agreement by the other Party will constitute a default by such Party or its affiliates under all other agreements any of them have then in effect with the first Party or its affiliates and vice versa, including, without limitation, the SSLA.

16.7.In connection with this Section 16, each Party agrees, as follows: (a) the Parties are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which an Action is filed pursuant to this Section 16; (b) arbitration awards are generally final and binding such that a Party’s ability to have a court reverse or modify an arbitration award is extremely limited; (c) the ability of the Parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings; (d) the arbitrators do not have to explain the reasons for their award, unless in an eligible case a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date; (e) the panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry; (f) the rules of some arbitration forums may impose time limits for bringing an Action in arbitration and in some cases an Action that is ineligible for arbitration may be brought in court; and (g) the rules of the arbitration forum in which the Action is filed, and any amendments thereto, shall be incorporated into this Agreement. Each Party shall provide the other Party with a copy of this pre-dispute arbitration clause or this Agreement or inform the other Party that it does not have a copy thereof, within 10 business days of receipt of the Party’s written request. Upon written request of Company, NCPS shall provide Company with the names of, and information on how to contact or obtain the rules of, all arbitration forums in which an Action may be filed under this Agreement.

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17.Notices; Consent to Electronic Communications. All notices, requests, consents, claims, demands, waivers and other communications in connection with this Agreement (“notices”) have binding legal effect only if in writing and addressed to a Party as set forth on the signature page hereto (or to such other address that such Party may designate from time to time in accordance with this Section 17). Notices sent in accordance with this Section 17 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; or (c) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid. In addition, Company consents to the receipt of records and notices electronically by email in all dealings with NCPS.

18.Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

19.Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever. Company hereby acknowledges and agrees that NCPS is not a fiduciary and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its activities hereunder.

20.Third Party Beneficiaries. Except as otherwise set forth in Section 14, this Agreement is for the sole benefit of the Parties and, subject to Section 10, their respective successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. NCPS Parties shall be third party beneficiaries as set forth in Section 14. NCPS shall be, and Company shall cause NCPS to be, a third party beneficiary to any indemnities, representations, warranties and covenants of the parties to a Trade.

21.Interpretation; Headings and References. The Parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Further, the headings used in this Agreement and the references throughout to the policies and documents constituting this Agreement are for convenience only and are not intended to be used as an aid to interpretation. All such references are subject to the full text of such policies and documents. Any decision by NCPS with respect to the interpretation or application of this Agreement shall be final and binding on Company, including all Authorized Contributors.

22.Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Upon execution and delivery of a counterpart to this Agreement by both Parties, each Party shall be bound by this Agreement. A signed copy of this Agreement by facsimile, email or other means of electronic transmission or signature is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.Privacy.

23.1.Each Party agrees any non-public personal information (as defined in Regulation S-P of the SEC) disclosed to it in connection with this Agreement is being disclosed for the specific purpose of permitting such Party to perform such Party’s obligations and the services set forth in this Agreement. Each Party agrees that, with respect to such information, it will comply with Regulation S-P of the SEC, the Gramm-Leach-Bliley Act (15 U.S.C § 6081 et seq.) and all other applicable U.S. privacy Law and it will not disclose any non-public personal information received in connection with this Agreement to any other party (except to the other Party), except to the extent required to carry out this Agreement or as otherwise permitted or required by Law. Each Party shall comply with all other privacy Law outside of the U.S. applicable to such Party or such Party’s activities in connection with this Agreement.

23.2.Each Party shall: (a) if applicable to such Party, comply with all applicable requirements of the CCPA (as defined below), when collecting, using, retaining or disclosing personal information; (b) limit personal information collection, use, retention and disclosure to activities reasonably necessary and proportionate to the performance of this Agreement or other compatible operational purpose; (c) only collect, use, retain or disclose personal information collected in connection with this Agreement; (d) not collect, use, retain, disclose, sell or otherwise make personal information available for such Party’s own commercial purposes or in a way that does not comply with the CCPA, if applicable to such Party; (e) promptly comply with the other Party’s request or instruction requiring such Party to provide, amend, transfer or delete the personal information, or to stop, mitigate, or remedy any unauthorized processing; (f) reasonably cooperate and assist the other Party in meeting any compliance obligations and responding to related inquiries, including responding to verifiable consumer requests, taking into account the nature of such Party’s processing and the information available to such Party; and (g) notify the other Party immediately if it receives any complaint, notice or communication that directly or indirectly relates to either Party’s compliance. For purposes of this Agreement, “CCPA” means the California Consumer Privacy Act of 2018, as amended (Cal. Civ. Code §§ 1798.100 to 1798.199), and any related regulations or guidance provided by the California Attorney General.

24.Citations. Any reference to Law are current citations. Any changes in the citations (whether or not there are any changes in the text of such Law) shall be automatically incorporated into this Agreement.

25.User Manual. NCPS may amend or repeal any provision in the User Manual or adopt a new User Manual at any time. Any such amendment, repeal or adoption shall upon the effective date of such amendment, repeal or adoption, as applicable, be binding on Company, including its Authorized Contributors, and unless otherwise required by Law, all Trades entered into after such effective date. NCPS will provide notice to Company, including its Authorized Contributors, of any material changes to the User Manual by publishing the change on the PPEX Site.

26.Modifications to the PPEX ATS. NCPS shall have sole discretion and control over, and the right to modify at any time, the functionality, configuration, appearance and content of the PPEX ATS, including, without limitation, the: (a) selection of transactions generally available on the PPEX ATS; (b) parameters and protocols by which Trades are placed or otherwise processed by the PPEX ATS; and (c) availability of the PPEX ATS with respect to particular transactions at any particular times or locations provided, however, NCPS will provide 30 days prior notice to Company of any such changes that would adversely affect Company, except to the extent such modification is necessary or advisable to comply with Law.

27.Audio Taping of Telephone Conversations. Company understands and agrees that in order to verify transactions and other information related to this Agreement, NCPS may tape-record telephone conversations with it and its employees, agents and representatives, including its Authorized Contributors. Company also understands that such recordings may take place without an audible electronic “beep”, tone or vocal announcement to indicate that the line may be recorded. Company will be solely responsible for notifying, and obtaining the consent of, all of its present and future employees, agents and representatives, including its Authorized Contributors, that such conversations may be recorded. Company consents to the admission of such recordings as evidence in any adjudication of any Action in connection with this Agreement.

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Exhibit E – PPEX ATS User Manual

(attached or as otherwise posted on the PPEX Site)

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JOINDER AGREEMENT

Reference is made to that certain PPEX ATS Company Agreement, dated as of _______________, 2022 (the “Agreement”), by and between RSE Portfolio, LLC, a Delaware limited liability company (“Company”), and North Capital Private Securities Corporation, a Delaware corporation (“NCPS”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

By executing and delivering this Joinder Agreement to NCPS, the undersigned Series hereby agrees, as follows:

1.Series is becoming a party to, will be bound by and shall comply with the provisions of the Agreement, and the Series securities (“Series Securities”) will be subject to, and Series recognizes that Series will receive the benefits of, the Agreement from and after the date of this Joinder Agreement, in the same manner as if the Series were an original signatory to such Agreement;

2.Series shall be “Company” and the Series Securities shall be “Company Securities”, as such terms are defined in the Agreement, for all purposes of the Agreement;

3.Any notice required or permitted by the Agreement shall be given to Series at the address or email set forth below; and

4.This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile or electronic signature), each of which shall constitute an original when so executed and all of which together shall constitute one and the same Agreement.

Series:

Series Name:

By:

     (Signature)

Name:  George Leimer

Title: Chief Executive Officer

Date:

ACCEPTED AND AGREED:

Company:NCPS:

RSE Collection, LLC North Capital Private Securities Corporation

By: By:

     (Signature)       (Signature)

Name:  George Leimer Name: James P. Dowd

Title: Chief Executive Officer Title: President and Chief Executive Officer

Date: Date:

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